Exhibit 10-gg

FIRST AMENDMENT TO THE

FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

AT&T MOBILITY II LLC

This First Amendment (the “First Amendment”) to the Fourth Amended and Restated Limited Liability Company Agreement is entered into this 23 day of October, 2018 and effective as of the date set forth below, by AT&T Mobility Corporation, a Delaware corporation, as the manager (the “Manager”) of AT&T Mobility II LLC (the “Company”) pursuant to Section 22 of the Existing Agreement (defined below).

WHEREAS, the Company is governed by the Fourth Amended and Restated Limited Liability Company Agreement of AT&T Mobility II LLC, with an effective date of October 15, 2018 (the “Existing Agreement”);

WHEREAS, the Third Amended and Restated Limited Liability Company Agreement of the Company contained two amendments titled “Fifth Amendment”, one of which was dated effective April 30, 2018 (the “April Amendment”) and one of which was dated effective October 15, 2018 (the “October Amendment”);

WHEREAS, the April Amendment updated Schedule A to reflect a distribution to New Cingular Wireless Services, Inc. on April 30, 2018;

WHEREAS, as a result of scrivener’s error, the April Amendment was not incorporated into the Existing Agreement, resulting in Schedule A of the Existing Agreement not reflecting the current ownership of the Company; and

WHEREAS, the Manager desires to amend Schedule A of the Existing Agreement to incorporate the current ownership of the Company as set forth in the April Amendment, and does hereby adopt this First Amendment as an amendment to the Existing Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

Amendments. The Schedule to the Existing Agreement entitled, SCHEDULE A – MEMBERS shall be deleted in its entirety and replaced by SCHEDULE A – MEMBERS, attached hereto, which sets forth the ownership of the Company as in effect on October 15, 2018.

2.	Full Force and Effect. Except as amended by this First Amendment, the Existing Agreement shall continue in full force and effect.

3.	Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one binding agreement.

The remainder of this page intentionally left blank.

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to be executed by its duly authorized representative.

MANAGER:

AT&T MOBILITY CORPORATION

By:
Name: George B. Goeke Its: Treasurer

Signature Page to First Amendment to

Fourth Amended and Restated Limited Liability Company Operating Agreement of AT&T Mobility II LLC

SCHEDULE A

MEMBERS

Common Interest Members

Member	Common Interests	Common Percentage Interest

NCWS	126,874,258	18.2715796%

Mobility	517,961,360	74.5933208%

BSMD	36,823,564	5.3030827%

AT&T Corp.	12,721,165	1.8320169%

	694,380,347	100.0000000%

Series A Preferred Interest Member

Member	Series A Preferred Interests

SBC Master Pension Trust	320,000,000